GUARANTEE
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                                TABLE OF CONTENTS

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ARTICLE I   Definitions......................................................  1

   SECTION 1.1   Definitions.................................................  1

ARTICLE II  Guarantee........................................................  1

   SECTION 2.1   Guarantee of Indemnity Obligations under Asset Purchase
                 Agreement ..................................................  1
   SECTION 2.2   Unconditional Obligations...................................  2
   SECTION 2.3   Cellco Obligations Not Affected.............................  2
   SECTION 2.4   Waiver......................................................  4
   SECTION 2.5   Full Recourse Obligation....................................  5
   SECTION 2.6   Waiver of Rights of Subrogation and Contribution............  5

ARTICLE III Representations, Warranties and Covenants of Cellco..............  5

   SECTION 3.1   Representations, Warranties and Covenants of Cellco.........  5

ARTICLE IV  Miscellaneous ...................................................  6

   SECTION 4.1   Costs and Expenses..........................................  6
   SECTION 4.2   Withholding Taxes...........................................  6
   SECTION 4.3   Survival or Representations, Warranties and Agreements......  6
   SECTION 4.4   Amendment and Waivers.......................................  6
   SECTION 4.5   Termination; Assignment; Severability.......................  7
   SECTION 4.6   Arbitration.................................................  7
   SECTION 4.7   Notices.....................................................  7
   SECTION 4.8   Governing Law...............................................  8
   SECTION 4.9   Limitation of Liability.....................................  8
   SECTION 4.10  Rights of Beneficiaries.....................................  9


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                                                                       EXHIBIT I

            GUARANTEE, dated as of December 31, 1998 from CELLCO PARTNERSHIP, a Delaware general partnership d/b/a Bell Atlantic Mobile ("Cellco" or "Guarantor") for the benefit of BAP Acquisition Corporation, a Delaware Corporation ("BAP").

      WHEREAS, Cellco is an affiliate of Bell Atlantic Paging, Inc., a Delaware corporation ("BAPCO");

      WHEREAS, BAP, BAPCO and the other parties named therein have entered into an Asset Purchase Agreement dated as of July 2, 1998 (the "Asset Purchase Agreement"), pursuant to which BAP agreed to purchase the Purchased Assets referred to therein for the consideration and upon the terms and conditions set forth therein (the "Transaction");

      WHEREAS, as a condition to BAP entering into the Transaction, Cellco is required to guarantee to BAP the indemnity obligations of BAPCO contained in
Article VII of the Asset Purchase Agreement.

      NOW THEREFORE, in consideration of the foregoing, Cellco agrees with BAP as follows:

                                    ARTICLE I

                                   Definitions

      SECTION 1.1 Definitions. Unless the context otherwise requires, all capitalized terms used, and not otherwise defined, herein shall have the meanings set forth in the Asset Purchase Agreement.

                                   ARTICLE II

                                    Guarantee

      SECTION 2.1 Guarantee of Indemnity Obligations under Asset Purchase Agreement. Cellco irrevocably and unconditionally, as primary obligor and not merely as surety, guarantees to and for the benefit of BAP and its respective successors and assigns the due and punctual payment by BAPCO of all amounts required to be paid by BAPCO to BAP by the terms of Article VII ("Indemnification") of the Asset Purchase Agreement (the "Obligations"). In the event that BAPCO shall fail to pay duly and punctually any Obligation as and when the same
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shall be due and payable in accordance with the terms of such Obligation, Cellco shall forthwith pay the same to BAP within 10 business days of the receipt of notice from BAP.

      SECTION 2.2 Unconditional Obligations. The guarantee by Cellco contained in Section 2.1 is a primary obligation of Cellco and is an unconditional, absolute, present and continuing obligation and is not conditioned in any way upon the institution of suit or the taking of any other action with respect to the representations, warranties and covenants of BAPCO contained in the Asset Purchase Agreement or any attempt to enforce performance of or compliance with the Obligations and, to the extent permitted by law, shall be binding upon and enforceable against Cellco without regard to the validity or enforceability of the Asset Purchase Agreement. To the extent that performance of or compliance with the guarantee by Cellco contained in Section 2.1 requires the payment of money, such guarantee is an absolute, unconditional, present and continuing guarantee of payment and not of collectability and is in no way conditioned or contingent upon any attempt to collect from BAPCO or any other Person or to institute a suit against BAPCO or any other Person or to perfect or enforce any security or upon any other condition or contingency or upon any other action, occurrence or circumstances whatsoever. Such guarantee will continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part, by BAPCO pursuant to the terms of any Obligation is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or the like, of BAPCO, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to BAPCO or any substantial part of its property, or otherwise, all as though such payment had not been made.

      In furtherance of the foregoing and not in limitation of any right that BAP may have at law or in equity against BAPCO or any other Person by virtue of the Asset Purchase Agreement, in the case of the failure or inability of BAPCO duly and punctually to pay any Obligation, Guarantor hereby irrevocably and unconditionally agrees to so pay the same or cause the same to be paid.

      Notwithstanding anything to the contrary in the Asset Purchase Agreement, the guarantee of the Obligations by Guarantor hereunder is a complete guarantee of the payment in full in accordance with their terms of all Obligations of BAPCO, without regard to any extension of the time of payment of any or all of the Obligations.

      SECTION 2.3 Cellco Obligations Not Affected. The obligations of Cellco under this Guarantee shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired or affected by any of the following (except for the full payment and performance by BAPCO to BAP of all Obligations):

            (a) any extension, renewal or indulgence in respect of the payment of any amount payable, or the performance of any covenant, agreement, term or condition,under the Asset Purchase Agreement or any Ancillary Document (collectively, the "Operative Documents"); or


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            (b) any amendment, modification of or addition or supplement to or deletion of any of the terms of any Operative Document, or any assignment, mortgaging, pledge or transfer thereof or of any interest therein; or

            (c) any compromise, waiver, release, consent, extension, indulgence or other action or inaction in respect of any of the terms of any Operative Document; or

            (d) any exercise, non-exercise or election not to exercise, by BAP or any other Person of the right, power, privilege or remedy under or in respect of any Operative Document, or any waiver of any such right, power, privilege or remedy or of any default in respect of any Operative Document; or

            (e) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or similar proceeding with respect to BAPCO or BAP or any other Person or any of their respective properties; or

            (f) any limitation of the liability or obligations of BAPCO or BAP under the terms of any Operative Document which may now or hereafter be imposed by any statute, regulation or rule of law, or any invalidity or unenforceability, in whole or in part, of any Operative Document or any term thereof; or

            (g) any merger or consolidation of BAPCO or Cellco into or with any other Person, or any sale, lease or transfer of any or all of the assets of BAPCO or Cellco to any other person; or

            (h) any indebtedness of BAPCO to any Person; or

            (i) any claim, set-off, deduction or defense that Cellco or BAPCO may have against BAP, whether hereunder or under any Operative Document or independent of or unrelated to the transactions contemplated by any Operative Document; or

            (j) any change in law; or

            (k) any sale, transfer or other disposition of any right, title to or interest in any Operative Document; or

            (l) any termination of or change in any relationship between Cellco and BAPCO, including without limitation any such termination or change resulting from the cessation of any commercial relationship between Cellco and BAPCO or from any change in Cellco being an Affiliate of BAPCO; or

            (m) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or


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            (n) to the extent as may be waived by applicable law, the benefit of all principles or provisions of law, statutory or otherwise, which may be in conflict with the terms hereof, including, without limitation, any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome that than that of the principal obligation or which reduces a guarantor's obligation in proportion to the principal obligation; or

            (o) any disability or other defense of BAPCO with respect to any obligation under any Operative Document including the effect of any statute of limitation that may bar the enforcement of any obligation under any Operative Document; or

            (p) any failure of BAP to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; or

            (q) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding; or

            (r) any other circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against Cellco (it being agreed that the obligations of Cellco hereunder shall not be discharged except by payment or performance as herein provided).

      SECTION 2.4 Waiver. Cellco unconditionally waives, to the fullest extent permitted by law, (a) notice of any of the matters referred to in Section 2.3 hereof (without derogation of any requirement that notice be provided pursuant to the Asset Purchase Agreement), (b) except to the extent provided in this Guarantee, all notices which may be required by statute or rule of law, now or hereafter in effect, to preserve intact any rights of BAP against Cellco, including, without limitation, notice of acceptance of this Guarantee and of any Operative Document and demand, presentment and protest, proof of notice of default or any failure on the part of BAPCO to perform and comply with any covenant, agreement, term or condition of any of the Obligations, (c) any right to the enforcement, assertion or exercise by BAP of any right, power, privilege or remedy conferred herein or in any Operative Document, (d) any requirement of promptness or diligence on the part of BAP hereunder, (e) any requirement on the part of BAP to mitigate the damages resulting from any default hereunder or under any Operative Document, (f) any defense based upon or arising out of any defense which BAPCO may have to the payment or performance of all or any part of the Obligations; (g) all other defenses under any applicable law available to Cellco as a defense against or a reduction or limitation of its liabilities and obligations hereunder; and (h) any other circumstances which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit or reduce recourse against Cellco (it being agreed that the obligations of Cellco hereunder shall not be discharged except by payment or performance as herein provided).

      No remedy herein conferred upon or reserved to BAP is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guarantee or now or hereafter


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existing by contract, at law, in equity or by statute. No notice to or demand on
Cellco under this Guarantee in any case shall entitle Cellco to any other or further notice or demand hereunder in the same or similar circumstances.

      SECTION 2.5 Full Recourse Obligation. The obligations of Cellco set forth herein constitute the full recourse obligations of Cellco enforceable against it to the fullest extent of all of its assets and properties, notwithstanding any provision in the Asset Purchase Agreement or any other agreements limiting the liability of any Person.

      SECTION 2.6 Waiver of Rights of Subrogation and Contribution. Notwithstanding any payment or payments made by Cellco hereunder or any setoff or application of funds of Cellco, Cellco will not assert any right to which it may become entitled, whether by subrogation, contribution or otherwise, against BAPCO or any of its properties, by reason of the performance by Cellco of its obligations under this Guarantee, nor shall Cellco seek or be entitled to seek any reimbursement from BAPCO in respect of payments made by Cellco hereunder, until such time as all of the Obligations shall be duly and fully paid.

                                   ARTICLE III

               Representations, Warranties and Covenants of Cellco

      SECTION 3.1 Representations, Warranties and Covenants of Cellco. Cellco hereby represents, warrants and covenants to BAP that:

            (a) it is a partnership duly organized and validly existing in good standing under the laws of the State of Delaware with requisite power and authority to own its properties and conduct its business as now being conducted;

            (b) it has the requisite power and partnership authority to enter into and perform its obligations and undertakings under this Guarantee;

            (c) the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action on the part of Cellco and this Guarantee constitutes the legal, valid and binding obligation of Cellco, enforceable against Cellco in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the rights of creditors generally from time to time in effect). The enforceability of the obligations of Cellco is also subject to applicable laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (d) the execution, delivery and performance of this Guarantee do not contravene any law, judgment, governmental rule, regulation or order binding on Cellco or contravene Cellco's organizational documents;


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            (e) neither the execution and delivery by Cellco of this Guarantee, nor the consummation or performance of any of the transactions by Cellco contemplated hereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any state governmental authority or agency or other third party;

            (f) there are no pending or, to Cellco's best knowledge after due inquiry, threatened actions or proceedings before any court or administrative agency or arbitrator which seek to enjoin or prevent, or which question the validity or legality of, this Guarantee.

            Cellco understands that all of its statements, representations and warranties and covenants have been relied upon as an inducement by BAP to enter into the Asset Purchase Agreement and any transactions contemplated thereby.

                                   ARTICLE IV

                                  Miscellaneous

      SECTION 4.1 Costs and Expenses. Cellco will pay all costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by or on behalf of BAP in connection with the enforcement of Cellco's obligations under this Guarantee.

      SECTION 4.2 Withholding Taxes. All payments by Cellco hereunder shall be made without deduction or withholding for or on account of, any taxes, unless such deduction or withholding is required by law. If Cellco shall be required by law to make any such deduction or withholding, then Cellco shall make payment hereunder net of such deduction or withholding, and such net payment shall fully satisfy Cellco's obligations hereunder. Any amounts deducted or withheld by Cellco for or on account of taxes shall be paid over to the government or taxing authority imposing such taxes on a timely basis, and BAP shall provide as soon as practicable with such tax receipts or other official documents with respect to the payment of such taxes, as may be available.

      SECTION 4.3 Survival or Representations, Warranties and Agreements. The representations, warranties and agreements of Cellco contained herein shall survive the execution and delivery of this Guarantee, any examination by or on behalf of BAP and the consummation of the transactions contemplated hereby and the Asset Purchase Agreement.

      SECTION 4.4 Amendment and Waivers. Except by payment or performance as herein provided, this Guarantee may be changed, modified, amended, waived, discharged or terminated, and the obligations of Cellco herein set forth may be compromised, waived, released or terminated, in whole or in part, only by an instrument in writing duly executed by Cellco and BAP.

      SECTION 4.5 Termination; Assignment; Severability. This Guarantee shall survive the performance or termination of the Asset Purchase Agreement and shall remain in full force and


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effect until payment in full of all sums payable by Cellco hereunder or by BAPCO to BAP in respect of the Obligations, and until applicable bankruptcy preference or fraudulent conveyance recapture periods have expired. Except as provided herein, the obligations of Cellco under this Guarantee shall not be assigned without the prior written consent of BAP. Subject to the preceding sentence, this Guarantee shall inure to the benefit of, and be binding on and enforceable against, the successors and assigns of Cellco and BAP. The headings contained in this Guarantee are for purposes of reference only and shall not affect in any way the meaning or interpretation of this Guarantee. This Guarantee constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Guarantee may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 4.6 Arbitration.

            (a) In the event that there will be a dispute among the parties arising out of or relating to this Guarantee, the parties agree that such dispute shall be resolved by final and binding arbitration before one arbitrator if such dispute involves an amount less than $150,000 and if such dispute involves an amount equal to or in excess of $150,000 then before a panel of three arbitrators, in either case, in New York, New York administered by the American Arbitration Association ("AAA"), in accordance with AAA's commercial rules of practice then in effect. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The arbitrator shall have the authority in his or her discretion to award to the prevailing party the fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award.

            (b) Solely for purposes of an action to enforce an arbitration award under this Section 4.6, the parties each hereby consent to the jurisdiction of the Supreme Court of the State of New York and the service of process therein.

      SECTION 4.7 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed to have been given upon receipt if delivered by hand or sent by certified or registered mail postage prepaid, or the next business day if sent by a prepaid overnight courier service, and in each case at the respective addresses set forth below or such other address as such party may have fixed by notice:

      If to Cellco, addressed to:

          Cellco Partnership


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          180 Washington Valley Road
          Bedminster, NJ 07921
          Attn:  Chief Financial Officer

      with copies to:

          Cellco Partnership
          180 Washington Valley Road
          Bedminster, NJ 07921
          Attn:  General Counsel

      and to:

          Stephen B. Heimann, Esq.
          Bell Atlantic Network Services, Inc.
          1717 Arch Street, 32nd Floor West
          Philadelphia, PA 19103

      If to BAP, addressed to:

          BAP Acquisition Corporation
          42 Timber Rock Trail
          Bernardsville, New Jersey  07924
          Attention:  John X. Adiletta

      with a copy to:

          Phillips Nizer Benjamin Krim & Ballon LLP
          666 Fifth Avenue
          New York, New York  10103
          Attention:  Monte Engler, Esq.

      SECTION 4.8 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York without reference to its conflict of laws provisions.

      SECTION 4.9 LIMITATION OF LIABILITY. NEITHER BAP NOR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF BAP SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND CELLCO HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, (A) ANY LOSS OR DAMAGE SUSTAINED BY CELLCO THAT MAY OCCUR AS A RESULT OF OR IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, ANY ACT OR FAILURE TO ACT REFERRED TO IN SECTION 2.3 OR (B) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY CELLCO IN CONNECTION WITH ANY PROPER CLAIM ARISING OUT


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OF, RELATED TO OR CONNECTED WITH THIS GUARANTEE OR THE ASSET PURCHASE AGREEMENT
OR THE RELATIONSHIPS ESTABLISHED THEREUNDER.

      SECTION 4.10 Rights of Beneficiaries. This Guarantee shall not be construed to create any right in any Person other than BAP or to be a contract in whole or in part for the benefit of any Person other than BAP.

      IN WITNESS WHEREOF, the undersigned has duly executed this Guarantee as of the date first above written.

                                   CELLCO PARTNERSHIP
                                     a partnership d/b/a Bell Atlantic Mobile by Bell Atlantic Mobile, Inc., General Partner



                                    By /s/ Dennis F. Strigl
                                       --------------------------
                                       Name: Dennis F. Strigl
                                       Title: President


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